Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-6436 of Enbridge, Inc. on Form S-8 of our report dated June 26, 2015, relating to the financial statements and supplementary information of the Enbridge Employee Services, Inc. Employees’ Savings Plan (the Plan), which appears in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2014.

/s/ McConnell & Jones LLP

Houston, Texas

June 26, 2015